Letter Agreement

                September 22, 2006

To the Board of Directors of
Pantheon China Acquisition Corp.

Gentlemen:

In the event that Pantheon China Acquisition Corp. (the “Corporation”) does not consummate a business combination and must liquidate and its remaining assets are insufficient to complete such liquidation, the undersigned agrees to advance such funds to the Corporation necessary to complete such liquidation and agrees not to seek repayment for such expenses.

Very truly yours,

/s/ Mark D. Chen
Mark D. Chen

/s/ Jennifer J. Weng
Jennifer J. Weng

/s/ Christina Jun Mu
Christina Jun Mu

/s/ Kevin Kezhong Wu
Kevin Kezhong Wu